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                                                                     EXHIBIT 4.4

CERTIFICATE NO. 0030                                               35,000 SHARES

                               WARRANT CERTIFICATE
                                  M/A/R/C INC.

         This certifies that Don E. Schultz, or registered assigns, is the registered owner of 35,000 WARRANTS. Each Warrant, when vested as set forth below, entitles the owner to purchase from M/A/R/C INC., a Texas corporation (the Company) or its successors, at any time prior to 5:00 p.m., Dallas, Texas time on June 30, 2005, at the office of the Company designated for this purpose, one fully paid, non-assessable share of Common Stock, par value $1.00 per share (the Common Stock) of the Company, at a cash purchase price of SIXTEEN AND NO/100 DOLLARS ($16.00) per whole share (the Purchase Price), upon presentment to the Company of this Certificate duly completed and executed on the reverse side.

         The Warrants shall vest as follows: 14,000 upon execution of that certain personal services agreement (the AGREEMENT) dated January 23, 1998 between and among Don E. Schultz, agora, inc., and the Company, and the remaining 21,000 at the rate of 3,000 for each six-month period ending July 23 and January 23, respectively. If the Agreement is terminated as provided therein, any Warrants not vested automatically expire.

         The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise) and the Purchase Price apply to the Common Stock of the Company as constituted at January 23, 1998. The number of shares covered by this Warrant Certificate and the exercise price must be adjusted to take into account any stock dividend, stock split, stock reclassification or recapitalization of the Company occurring after January 23, 1998 and prior to the issuance of the Common Stock.

         If this Warrant Certificate is exercised in part, the holder, upon surrendering this Warrant Certificate, may receive one or more warrant certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant. A cash payment will be made in lieu of issuing a fractional share.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise of this Warrant Certificate, nor shall anything contained herein be construed to confer upon the holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ALL SECURITIES THAT MAY BE ACQUIRED UPON EXERCISE OF THE RIGHTS EVIDENCED BY THIS CERTIFICATE, HAVE BEEN AND WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE. HOWEVER, THE COMPANY AT ITS EXPENSE WILL, UPON DEMAND OF THE HOLDER, FILE ONE REGISTRATION STATEMENT COVERING ALL OF THE WARRANTS AND THE UNDERLYING COMMON STOCK ISSUABLE ON EXERCISE OF THIS CERTIFICATE. THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON THIS REGISTRATION, OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER AND/OR SUBMISSION TO THE COMPANY OF THE EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. FURTHER, THE SECURITIES EVIDENCED BY THIS CERTIFICATE, AND ALL SECURITIES THAT MAY BE ACQUIRED UPON EXERCISE OF THE RIGHTS EVIDENCED BY THIS CERTIFICATE, MAY BE DEEMED TO BE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND MAY BE SUBJECT TO THE LIMITATIONS AND REPORTING REQUIREMENTS OF RULE 144 UPON RESALE OR OTHER DISPOSITION.

         WITNESS the signature of the proper officers of the Company and its corporate seal.

DATED AS OF JANUARY 23, 1998.                   M/A/R/C INC.


ATTEST:

                                                /s/ Jack D. Wolf
                                                --------------------------------
/s/ Harold R. Curtis                            Jack D. Wolf, President
-----------------------------------
Harold R. Curtis, Secretary

                                      SEAL



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                                FORM OF EXERCISE

             (To be Executed by the Registered Holder if the Holder
                        Desires to Exercise the Warrants)


THE UNDERSIGNED _________________________________ exercises the rights evidenced
                (Print Name of Registered Holder)

by this Warrant Certificate to acquire _________________________________ shares
                                       (Number of Shares to be Acquired)

of the Common Stock of M/A/R/C INC. under this Warrant Certificate and tenders the Purchase Price for the shares to M/A/R/C INC.

Dated:                     ,
        -------------------  -------
                                              ----------------------------------
                                              Signature
Signature Guaranteed:


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                               FORM OF ASSIGNMENT

             (To be Executed by the Registered Holder if the Holder
                  Desires to Transfer the Warrant Certificate)


FOR VALUE RECEIVED ________________________________________ sells, assigns and
                   (Please Print Name of Registered Holder)

transfers to __________________________________________________________________
                        (Name and Address of Transferee)


______________________________________ warrants evidenced by this Warrant
(Number of Warrants to be Transferred)

Certificate, and irrevocably constitutes and appoints __________________________
                                                      (Name of Transfer Agent)

attorney to transfer this Warrant Certificate on the books of M/A/R/C INC., with full power of substitution.


Dated:                     ,
      ---------------------  -------          ----------------------------------
                                              Signature
Signature Guaranteed:


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